Exhibit 99.1

MSCP V CC Parent, LLC and Subsidiaries

Consolidated Financial Statements and Independent Auditors' Report

December 31, 2014 and 2013

A Partnership of Professional Corporations

Table of Contents

Page

Independent Auditors’ Report	1

Financial Statements
Consolidated Balance Sheets	2
Consolidated Statements of Income	3
Consolidated Statements of Members' Capital	4
Consolidated Statements of Cash Flows	5
Notes to Consolidated Financial Statements	6 - 18

Independent Auditors’ Report

To the Members
MSCP V CC Parent, LLC and Subsidiaries
Los Angeles, California

We have audited the accompanying consolidated financial statements of MSCP V CC Parent, LLC and Subsidiaries (the “Company”), which comprise the consolidated balance sheets as of December 31, 2014 and 2013, and the related consolidated statements of income, members' capital and cash flows for the years then ended, and the related notes to the consolidated financial statements.
Management's Responsibility for the Consolidated Financial Statements
Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. This includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.
Auditors’ Responsibility
Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditors consider internal control relevant to the Company’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.
Opinion
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of MSCP V CC Parent, LLC and Subsidiaries as of December 31, 2014 and 2013, and the results of its operations and cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Encino, California
June 23, 2015

A Partnership of Professional Corporations
16830 Ventura Blvd., Suite 415 Encino, CA 91436-1707
T - 818.789.1179 F - 818.789.1162 E - mia@miacpas.com www.miacpas.com
Members of: California Society of Certified Public Accountants and American Institute of Certified Public Accountants

MSCP V CC Parent, LLC and Subsidiaries
Consolidated Balance Sheets
For the Years Ended December 31, 2014 and 2013

Consolidated Balance Sheets
December 31, 2014 and 2013

	2014	2013
Assets

Current assets
Cash and cash equivalents	$3,332,750	$5,081,337
Accounts receivable, net	26,985,582	21,798,406
Unbilled receivables	1,831,279	1,089,725
Due from related parties	—	83,979
Prepaid expenses and other current assets	1,022,289	1,629,105
Total Current Assets	33,171,900	29,682,552

Equipment and leasehold improvements, net	4,657,855	4,774,099
Intangible assets, net	53,894,682	68,839,710
Goodwill	124,455,751	124,455,751
Debt issuance costs, net	4,772,678	3,435,143
Deposits	708,260	610,325
Cash surrender value of life insurance policy	2,052,908	1,192,844
Total Assets	$223,714,034	$232,990,424

Liabilities and Members' Capital

Current Liabilities
Accounts payable	$620,895	$542,600
Accrued expenses	1,744,460	893,066
Accrued payroll	5,074,413	4,693,682
Deferred rent expense	1,465,097	1,280,855
Total Current Liabilities	8,904,865	7,410,203

Deferred compensation liability	2,261,599	1,209,565
Note payable	174,500,000	73,500,000
Total Liabilities	185,666,464	82,119,768

Commitments and Contingencies

Members' Capital	38,047,570	150,870,656

Total Liabilities and Members' Capital	$223,714,034	$232,990,424

The Accompanying Notes are an Integral Part of These Consolidated Financial Statements

MSCP V CC Parent, LLC and Subsidiaries
Consolidated Statements of Income
For the Years Ended December 31, 2014 and 2013

	2014	2013
Revenues	$226,014,842	$174,693,310
Cost of Revenue	130,768,539	102,204,680
Gross Profit	95,246,303	72,488,630
Operating Expenses
General and administrative	48,354,763	38,390,828
Depreciation and amortization	16,563,822	16,288,285
Total Operating Expenses	64,918,585	54,679,113
Income from Operations	30,327,718	17,809,517

Other Expenses
Interest expense	12,521,155	7,493,064
Other	619,186	61,935
Total Other Expenses	13,140,341	7,554,999

Income before Provision for State Income Taxes and Limited Liability Company Fees	17,187,377	10,254,518
Provision for State Income Taxes and Limited Liability Company Fees	410,943	215,619
Net Income	$16,776,434	$10,038,899

The Accompanying Notes are an Integral Part of These Consolidated Financial Statements

MSCP V CC Parent, LLC and Subsidiaries
Consolidated Statements of Members' Capital
For the Years Ended December 31, 2014 and 2013

	Common Units			Total Members' Capital
	Units	Amount	Accumulated Deficit
Balances, December 31, 2012	100	$145,200,000	$(856,717)	$144,343,283
Unit-based compensation expense	—	—	902,759	902,759
Net income	—	—	10,038,899	10,038,899
Distributions	—	—	(4,414,285)	(4,414,285)
Balances, December 31, 2013	100	145,200,000	5,670,656	150,870,656
Unit-based compensation expense	—	—	1,043,968	1,043,968
Net income	—	—	16,776,434	16,776,434
Distributions	—	—	(130,643,488)	(130,643,488)
Balances, December 31, 2014	100	$145,200,000	$(107,152,430)	$38,047,570

The Accompanying Notes are an Integral Part of These Consolidated Financial Statements

MSCP V CC Parent, LLC and Subsidiaries
Consolidated Statements of Cash Flows
For the Years Ended December 31, 2014 and 2013

	2014	2013
Cash Flows from Operating Activities
Net income	$16,776,434	$10,038,899
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of equipment and leasehold improvements	1,618,794	1,343,257
Amortization of intangible assets	14,945,028	14,945,028
Provision for doubtful accounts	125,021	34,773
Amortization of debt issuance costs	4,114,538	1,529,257
Loss on disposal of equipment and leasehold improvements	209,971	—
Unit-based compensation expense	1,043,968	902,759
Net gain on cash surrender value of life insurance policy	(78,066)	(145,026)
Changes in assets and liabilities:
Accounts receivable	(5,312,197)	(6,529,231)
Unbilled receivables	(741,554)	1,634,739
Due from related parties	83,979	(716,743)
Prepaid expenses and other current assets	(138,637)	(135,323)
Deposits	(97,935)	(42,406)
Accounts payable	78,295	(159,114)
Accrued expenses	851,394	(35,404)
Accrued payroll	1,126,184	569,489
Deferred rent expense	184,242	1,269,867
Deferred compensation liability	1,052,034	728,537
Net Cash Provided by Operating Activities	35,841,493	25,233,358
Cash Used by Investing Activities
Purchase of equipment and leasehold improvements	(1,712,521)	(3,457,876)
Premiums paid for life insurance policy	(781,998)	(505,208)
Total Cash Used by Investing Activities	(2,494,519)	(3,963,084)
Cash Flows from Financing Activities
Payments on note payable	(89,000,000)	(14,943,750)
Proceeds from note payable	190,000,000	—
Debt issuance costs	(5,452,073)	(315,514)
Distributions to members	(130,643,488)	(4,414,285)
Net Cash Used by Financing Activities	(35,095,561)	(19,673,549)
Net Increase (Decrease) in Cash and Cash Equivalents	(1,748,587)	1,596,725
Cash and Cash Equivalents, Beginning of Year	5,081,337	3,484,612
Cash and Cash Equivalents, End of Year	$3,332,750	$5,081,337

Supplemental Disclosure of Cash Flow Information
Cash Paid During the Year for:
Interest	$7,662,555	$5,665,791
State Income Tax and Limited Liability Company Fees	$390,484	$75,752

Non-cash Investing and Financing Activities:
Payment of Equity Growth Plan to Participants through withdrawal from escrow account	$745,453	$718,590

The Accompanying Notes are an Integral Part of These Consolidated Financial Statements

MSCP V CC Parent, LLC and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2014 and 2013

Note 1 - Summary of Significant Accounting Policies

Description of Business

The consolidated financial statements of MSCP V CC Parent, LLC and Subsidiaries include the accounts of MSCP V CC Parent, LLC, MSCP V CC Midco, LLC, Creative Circle, LLC and Creative Circle, ULC.

Creative Circle, LLC (“Creative Circle”) is a limited liability company formed on June 24, 2008 which provides professional staffing services to domestic customers in the marketing, advertising, entertainment and multimedia industries. Creative Circle has offices in Los Angeles, San Francisco, Chicago, New York, Seattle, Dallas, Philadelphia, Boston, Ft. Lauderdale, Paramus, Washington D.C., Atlanta, Orange County, Minneapolis, St. Louis, Houston, Detroit, Denver, Portland and Phoenix. As discussed further below, Creative Circle was acquired by MSCP V CC Buyer, LLC on September 28, 2012.

Creative Circle, ULC (“Creative Circle ULC”) is an unlimited liability company formed as a subsidiary of Creative Circle on August 26, 2013 which provides professional staffing services to customers in the marketing, advertising, entertainment and multimedia industries located in Canada. Creative Circle, ULC has an office in Toronto, Ontario.

MSCP V CC Parent, LLC (“Parent”) is a limited liability company formed on September 7, 2012 under the laws of the State of Delaware. Parent was created as a holding company of Midco and subsidiaries.

MSCP V CC Midco, LLC (“Midco”) is a limited liability company formed on September 7, 2012 under the laws of the State of Delaware. Midco was created as a wholly owned subsidiary of Parent.

MSCP V CC Buyer, LLC (“Buyer”) is a limited liability Company formed on September 7, 2012 under the laws of the State of Delaware. Buyer was created as a wholly owned subsidiary of Midco to act as the purchasing entity for the acquisition of Creative Circle. Immediately following the acquisition, Buyer was merged with and into Creative Circle with Creative Circle continuing as the surviving and operating entity.

Pursuant to the Membership Interest Purchase Agreement and the Second Amended and Restated Limited Liability Company Agreement (the “Agreement”) dated September 28, 2012, Midco became the sole member of Creative Circle effective September 29, 2012.

In accordance with the operating agreement of Parent, the members have no further obligation to contribute capital to Parent. In addition, the liability of the members of Parent is limited to the members’ total capital contributions.

Principles of Consolidation

The consolidated financial statements of MSCP V CC Parent, LLC and Subsidiaries (collectively the “Company”) include the accounts of Parent and its wholly owned subsidiaries, Midco, Buyer, Creative Circle and Creative Circle ULC. The assets and liabilities of Creative Circle ULC are translated from the local functional currency at the exchange rate in effect at the balance sheet date and income and expense accounts are translated at the average exchange rate during the reporting period. Resulting translation adjustments will be reflected in accumulated translation adjustment, a component of members’ capital. From the formation of Creative Circle, ULC through December 31, 2014, translation adjustments have been nominal. All significant intercompany accounts and transactions have been eliminated in consolidation.

MSCP V CC Parent, LLC and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2014 and 2013

Note 1 - Summary of Significant Accounting Policies (continued)

Use of Estimates

The preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Significant estimates and assumptions made by management are used for, but not limited to, unit-based compensation, the allowance for doubtful accounts, the estimated useful lives of long-lived assets, the valuation and allocation of intangible assets and the valuation of goodwill. Actual results could differ from those estimates.

Fair Value of Financial Instruments

Unless otherwise specified, management believes the carrying value of financial instruments approximates their fair value.

Revenue Recognition

The Company derives its revenues from temporary and permanent placement staffing. Net service revenues as presented on the consolidated statements of income represent services rendered to customers less sales adjustments and allowances. The Company records revenue on a gross basis as a principal rather than on a net basis as an agent in the presentation of revenues and cost of revenues. The Company has concluded that gross reporting is appropriate because the Company (i) has the risk of identifying and hiring qualified employees and (ii) bears the risk for services that are not fully paid for by customers.

Temporary Staffing Revenues

Temporary staffing revenues are recognized when the services are rendered by the Company’s temporary employees. Employees placed on temporary assignment by the Company are the Company’s legal employees while they are working on assignments. The Company pays all related costs of employment, including workers’ compensation insurance, state and federal unemployment taxes, social security and certain fringe benefits. The Company assumes the risk of acceptability of its employees to its customers.

Permanent Placement Staffing Revenues

The Company recognizes revenue from permanent placements on the candidate’s start date. The Company has a substantial history of estimating the effect of permanent placement candidates who do not remain with its clients through the 90-day guarantee period. Allowances are established for estimated losses with respect to permanent placement guarantees.

Cost of Services

Direct costs of services consist of payroll, payroll taxes and insurance costs for the Company’s temporary employees as well as unreimbursed expenses.

MSCP V CC Parent, LLC and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2014 and 2013

Note 1 – Summary of Significant Accounting Policies (continued)

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less at the date of purchase to be cash equivalents. The Company also maintains cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and does not believe it is exposed to any significant risk of loss on cash and cash equivalents.

Accounts Receivable

Accounts receivable are carried at original invoice amount less an estimate made for doubtful receivables. Management determines the allowance for doubtful accounts by evaluating individual customer receivables and considering a customer’s financial condition and credit history and current economic conditions. At December 31, 2014 and 2013, management recorded an allowance for doubtful accounts of $841,390 and $716,369, respectively. Accounts receivable are written off when deemed uncollectible. Recoveries of accounts receivable previously written off are recorded as income when received. Management determines the past due status of accounts receivables based on contractual terms with each customer. Interest is not charged on past due customer accounts.

Equipment and Leasehold Improvements

Equipment and leasehold improvements are recorded at cost. Equipment is depreciated using the straight-line method over their estimated useful lives, which range from three to seven years. Leasehold improvements are amortized over the shorter of the remaining lease term or the useful life of the asset. Upon the disposition of an asset, its accumulated depreciation is deducted from the original cost, and any gain or loss is reflected in current earnings. Repairs and maintenance that do not enhance the use or extend the life of equipment and leasehold improvements are expensed as incurred.

Capitalized Software Costs

Costs incurred to develop software for internal use are required to be capitalized and amortized over their estimated useful lives in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 350, Intangibles - Goodwill and Other. The estimated useful life of internal use software is three years. Costs related to design or maintain internal use software are expensed as incurred. For the years ended December 31, 2014 and 2013, the Company capitalized $200,845 and $383,071, respectively, of costs associated with the development and/or purchase of internal use software. Of the total amount capitalized, $0 and $221,280 was not yet placed in service as of December 31, 2014 and 2013, respectively, and were appropriately excluded from amortization.

In 2014, management decided to abandon a software development project. Accordingly, the Company recorded a loss on disposal related to this software development of $143,294 during the year ended December 31, 2014.

MSCP V CC Parent, LLC and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2014 and 2013

Note 1 – Summary of Significant Accounting Policies (continued)

Impairment of Long-Lived Assets

The Company periodically evaluates whether events or circumstances have occurred that indicate the remaining estimated useful lives of long-lived assets may warrant revision or that the remaining balance may not be recoverable. When factors indicate that an asset should be evaluated for possible impairment, the Company uses an estimate of the undiscounted net cash flows over the remaining life of the asset in measuring whether the asset is recoverable. In the opinion of the Company’s management, there was no impairment at December 31, 2014 and 2013.

Goodwill and Intangible Assets

Goodwill and intangibles represent the excess of cost over the fair value of tangible net assets acquired. Goodwill and intangibles with indefinite lives are not amortized. The recoverability of goodwill and indefinite-lived intangibles is assessed annually, or more frequently as needed when events or changes have occurred that would suggest an impairment of carrying value, by determining whether the fair values of the applicable reporting units exceed their carrying values. The evaluation of fair value requires the use of projections, estimates and assumptions as to the future performance of the operations in performing a discounted cash flow analysis, as well as assumptions regarding sales and earnings multiples that would be applied in comparable acquisitions.

Intangibles with definite lives are amortized on a straight-line basis over their useful lives, which generally range from three to ten years. Management reviews finite-lived intangibles for indications of impairment whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Cash flows expected to be generated by the finite-lived intangibles are estimated over the intangible assets’ useful lives based on updated projections on an undiscounted basis. If the evaluation indicates that the carrying value of the finite-lived intangible assets may not be recoverable, the potential impairment is measured at fair value.

Debt Issuance Costs

From time to time, the Company incurs debt issuance costs in connection with obtaining or modifying its credit agreements. The debt issuance costs are being recognized as interest expense using the effective interest method over the life of the credit agreement. In July 2014, the loan balance from the previous credit agreement was fully paid and replaced with a new credit agreement. Accordingly, the balance of the debt issuance costs of $2,872,023 in connection with the previous credit agreement was charged to expense. Debt issuance costs incurred in connection with the new credit agreement were $5,452,073. Related interest expense recognized for the years ended December 31, 2014 and 2013 was $4,114,538 and $1,529,257, respectively.

Investment in Corporate-Owned Life Insurance Policy

Investment in a corporate-owned life insurance policy is recorded at its cash surrender value as of each balance sheet date. Changes in the cash surrender value during the period are recorded as a gain or loss within operating expenses. The Company does not record deferred tax balances related to the cash surrender value gains or losses as the Company has the intent to hold the policy to maturity.

MSCP V CC Parent, LLC and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2014 and 2013

Note 1 – Summary of Significant Accounting Policies (continued)

Income Taxes

Parent is a multi-member limited liability company that is treated as a partnership for federal and state income tax purposes.   Creative Circle and Midco are single member limited liability companies.  Creative Circle, Midco and Creative Circle, ULC are generally treated as disregarded entities for federal and state income tax purposes.  As such, activity of Creative Circle, Midco and Creative Circle, ULC is included in the federal and state income tax returns filed by Parent.  The owners of Parent report their allocable share of Parent’s taxable income or loss on their income tax returns.  Tax returns filed by Parent and its owners are subject to examination by tax authorities.

Creative Circle, ULC is required to file Canadian income tax returns.

The determination of the Company’s provision for income taxes requires significant judgment, the use of estimates and the interpretation and application of complex tax laws. The Company’s provision for state income taxes and limited liability company fees primarily reflects a combination of income earned and taxed in various U.S. federal and state, as well as foreign jurisdictions. Jurisdictional tax law changes, increases or decreases in permanent differences between book and tax items, accruals or adjustments of accruals for tax contingencies or valuation allowance and the Company’s change in the mix of earnings from these taxing jurisdictions all affect the overall effective tax rate.

Accounting principles generally accepted in the United States of America require management to evaluate tax positions taken by the Company and recognize a tax liability (or asset) if the Company has taken an uncertain tax position that more likely than not would not be sustained upon examination by the Internal Revenue Service. Management has analyzed the tax positions taken by the Company, and has concluded that as of December 31, 2014 and 2013, there were no uncertain tax positions taken or expected to be taken that would require recognition of a liability (or asset) or disclosure in the consolidated financial statements.

Unit-Based Compensation

The Company records compensation expense for unit options based on the fair market value of the awards on the date of grant. The Company accounts for unit options granted based on an estimated fair market value using a Black-Scholes option valuation model. This methodology requires the use of subjective assumptions including expected unit price volatility and the estimated life of each award. The fair value of unit-based compensation awards less the estimated forfeitures is amortized over the vesting period of the award.

Advertising Costs

Advertising costs are expensed as incurred. During the years ended December 31, 2014 and 2013, advertising expense was $59,429 and $93,308, respectively.

MSCP V CC Parent, LLC and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2014 and 2013

Note 1 – Summary of Significant Accounting Policies (continued)

Subsequent Events

The Company has considered subsequent events through June 23, 2015, the date the consolidated financial statements were available to be issued, in preparing the consolidated financial statements and notes thereto.

Pursuant to a Membership Interest Purchase Agreement dated June 5, 2015, all issued and outstanding limited liability interests of Parent were acquired by On Assignment, Inc., a publicly traded professional staffing company, for aggregate consideration of $570,000,000. This consideration was comprised of $540,000,000 in cash, subject to certain customary post-closing adjustments, and $30,000,000 of stock of On Assignment, Inc. The purchase agreement also provides for a potential earn-out payment to certain members of Parent of up to $30,000,000 upon the achievement of future operating performance. As a result of this transaction, all outstanding units of the Company’s Class A Unit Options Plan become fully vested and exercisable in accordance with the Plan agreement. Additionally, as a result of these transactions, the Company’s deferred bonus plan becomes fully vested and payable within 30 days of the close of the transaction.

In June 2015 and as provided for in the Membership Interest Purchase Agreement, the Company completed the merger of Parent, Midco, and Creative Circle, LLC, with Creative Circle, LLC as the surviving entity.

In June 2015, the Company paid off all outstanding loan amounts under its credit agreements. Further, the Company simultaneously terminated its credit agreements (see Note 4).

Note 2 - Equipment and Leasehold Improvements

Equipment and leasehold improvements consisted of the following:

	2014	2013
Computer and office equipment	$1,526,757	$1,266,035
Computer software	765,570	653,208
Furniture and fixtures	966,752	848,303
Leasehold improvements	4,044,604	3,274,481
Construction in progress	-	221,280
	7,303,683	6,263,307
Less: accumulated depreciation and amortization	(2,645,828)	(1,489,208)

Equipment and leasehold improvements, net	$4,657,855	$4,774,099

MSCP V CC Parent, LLC and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2014 and 2013

Note 3 – Goodwill and Intangible Assets

Intangible assets consisted of the following:

	2014	2013
Intangible assets subject to amortization:

Management agreements	$38,636,000	$38,636,000
Staffing database	11,863,000	11,863,000
Customer relationships	32,635,000	32,635,000
	83,134,000	83,134,000
Less: accumulated amortization	(33,626,318)	(18,681,290)

Intangible assets subject to amortization, net	49,507,682	64,452,710

Intangible assets not subject to amortization:

Trade names and domain name	4,387,000	4,387,000

Total intangible assets	53,894,682	68,839,710

Goodwill	124,455,751	124,455,751

Total intangible assets and goodwill	$178,350,433	$193,295,461

The management agreements, staffing database and customer relationships have estimated useful lives of five years, three years and ten years, respectively. The aggregate amortization expense for intangible assets subject to amortization was $14,945,028 for each of the years ended December 31, 2014 and 2013. Estimated amortization expense is as follows for the years ending December 31:

2015	$13,956,450
2016	10,990,700
2017	9,058,900
2018	3,263,500
2019	3,263,500
Thereafter	8,974,632

$49,507,682

The management agreements, staffing database, customer relationships, tradenames and domain name and goodwill resulted from the 2012 business combination and merger.

MSCP V CC Parent, LLC and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2014 and 2013

Note 4 – Credit Agreements

As of December 31, 2013, the Company had a $104,000,000 credit agreement with a bank in the form of an $89,000,000 term loan and $15,000,000 revolving loan. The term loan and revolving loan had a maturity date of September 28, 2017 and were collateralized by substantially all of the assets of Creative Circle and guaranteed by Midco. As of December 31, 2013, the term loan and the revolving loan had outstanding balances of $68,500,000 and $5,000,000, respectively. The interest rate applicable under the term loan and revolving loan at December 31, 2013 was 6.5%.

In June 2014, the Company obtained a new credit agreement (“Credit Agreement”) with the same bank. The proceeds from the Credit Agreement were used to repay the outstanding balance on the existing loans and to finance the one-time distribution of $120,000,000 to the members of Parent. The Credit Agreement consists of $150,000,000 of first lien term loan (“First Lien Term Loan”), $15,000,000 of revolving loan (“Revolving Loan”) and $35,000,000 of second lien term loan (“Second Lien Term Loan”). The First Lien Term Loan requires a quarterly principal payment equal to 0.25% of the original loan amount through March 2020 with the outstanding principal balance maturing in June 2020. The Revolving Loan and Second Lien Term loan mature in June 2019 and June 2021, respectively, with no required principal payments until the maturity dates. The Credit Agreement is collateralized by substantially all assets of the Company.

Subject to the Credit Agreement, the Company is allowed to choose the applicable basis for determining the rate of interest with respect to the First Lien Term Loan, Second Lien Term Loan and Revolving Loan. In each case, the interest may be calculated using either a base rate as defined or LIBOR rate. With respect to the First Lien Term Loan, base rate loans bear interest at the applicable base rate plus 3.5%, while LIBOR rate loans bear interest at adjusted LIBOR (with floor rate of 1.0%) plus 4.5%. With respect to the Revolving Loan, base rate loans bear interest at the applicable base rate plus 3.5%, while LIBOR rate loans bear interest at adjusted LIBOR plus 4.5%. With respect to the Second Lien Term Loan, base rate loans bear interest at the applicable base rate plus 7.5% while LIBOR rate loans bear interest at adjusted LIBOR (with floor rate of 1.0%) plus 8.5%. With respect to the Revolving Loan, there is a commitment fee equal to the average daily excess of the Revolving Loan commitment amount over the aggregate principal amount of outstanding Revolving Loan multiplied by 0.50%.

Subject to the terms of the Credit Agreement, the Company may also issue letters of credit under the Revolving Loan. The Company pays interest for all outstanding letters of credit drawn against the Revolving Loan at an annual rate equivalent to the applicable interest rate under the Revolving Loan. Total letters of credit issued under the Revolving Loan cannot exceed $10,000,000. Outstanding letters of credit as of December 31, 2014 and 2013 were $75,000.

The Credit Agreement contains a financial covenant which requires the Company not to exceed certain leverage ratios at different periods, as defined. The Credit Agreement also contains certain non-financial covenants which restrict the Company from taking certain actions, including, but not limited to, incurrence or assumption of additional indebtedness, investment and business acquisition.

MSCP V CC Parent, LLC and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2014 and 2013

Note 4 – Credit Agreements (continued)

As of December 31, 2014, the amount outstanding under the First Lien Term Loan was $137,000,000. For the year ended December 31, 2014, the First Lien Term Loan incurred interest at the LIBOR rate plus the applicable LIBOR rate margin (which aggregated 5.5% at December 31, 2014). As of December 31, 2014, the amount outstanding under the Revolving Loan was $2,500,000. For the year ended December 31, 2014, the Revolving Loan incurred interest at the LIBOR rate plus the applicable LIBOR rate margin (which aggregated 4.69% at December 31, 2014). As of December 31, 2014, the amount outstanding under the Second Lien Term Loan was $35,000,000. For the year ended December 31,
2014, the Second Lien Term Loan incurred interest at the LIBOR rate plus the applicable LIBOR rate margin (which aggregated 9.50% at December 31, 2014).

During the year ended December 31, 2014, the Company made additional voluntary principal payments to the First Lien Term Loan which was applied by the bank to future scheduled payments. As a result, the Company is not obligated to make any principal payments from 2015 through 2019 with respect to the First Lien Term Loan. The future minimum annual maturities of the Term Loans and Revolving Loan, after consideration of additional voluntary principal payments, for the years ending December 31 are as follows:

2015	$ -
2016	-
2017	-
2018	-
2019	-
Thereafter	174,500,000

$174,500,000

In December 2014, the Company entered into an interest rate cap agreement to reduce its exposure to variable rate interest payments associated with the Credit Agreement. The interest rate cap is for a notional amount of $92,500,000 with a 3-month LIBOR cap of 4.00% through December 2016. As of December 31, 2014, the fair value of the interest rate cap is nominal and accordingly, has not been reflected in the 2014 consolidated balance sheet.

As mentioned in Note 1, in June 2015, the Company paid off all amounts outstanding at December 31, 2014 and terminated all of its credit agreements.

MSCP V CC Parent, LLC and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2014 and 2013

Note 5 – Unit-Based Compensation

On September 28, 2012, the Company approved the Class A Unit Option Plan with grants of up to 14,520,000 unit options (“Options”) to certain key employees of the Company. Option awards are generally granted with an exercise price equal to the market price of the Company at the date of grant. The Options generally vest in five years of continuous service and have ten year contractual terms.

The Company utilized the Black-Scholes option pricing model to estimate the fair value of Options granted during the years ended December 31, 2014 and 2013 with the following assumptions:

	2014	2013
Dividend yield	0.00%	0.00%
Risk-free interest rate	1.53% - 1.65%	1.50%
Expected volatility	45.00%	64.40%
Expected lives	5 Years	5 Years

The following table summarizes information regarding the Options as of December 31, 2014:

	Units Issued
Option Grant Date	Grant Date Fair Value	Units Issued	Remaining Contractual Life	Exercise Price	Vested Units at End of Year
November 12, 2014	$0.27	1,350,000	9.8 Years	$1.61	0
June 2, 2014	$0.72	150,000	9.4 Years	$0.90	0
March 12, 2014	$0.66	365,000	9.2 Years	$0.73	0
February 16, 2014	$0.62	1,020,000	9.1 Years	$0.73	0
August 8, 2013	$0.64	1,305,000	8.6 Years	$0.39	0
May 17, 2013	$0.65	368,000	8.3 Years	$0.34	0
October 15, 2012	$0.53	7,750,000	7.8 Years	$0.32	0

During the years ended December 31, 2014 and 2013, 700,000 and 220,000 Options were forfeited, respectively. None of the Options were exercised as of December 31, 2014 and 2013. The number of Options outstanding as of December 31, 2014 and 2013 were 11,388,000 and 9,203,000, respectively. For the years ended December 31, 2014 and 2013, the Company recorded compensation expense of $1,043,968 and $902,759, respectively.

As of December 31, 2014, total unrecognized compensation cost related to non-vested Options amounted to $3,994,099.

Unit Option Re-Pricing

In June 2014, the Company distributed $120,000,000 to the members of Parent. Such distribution constitutes an adjustment in capitalization as defined in the Option agreement. Accordingly, as required under the Option agreement’s antidilution provision, previously granted Unit Options held by current employees were re-priced in order to preserve their value. Management determined that the fair value of the Options immediately before the re-pricing equals their fair value immediately after the re-pricing. As such, no incremental costs were incurred as a result of the re-pricing.

MSCP V CC Parent, LLC and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2014 and 2013

Note 5 – Unit-Based Compensation (continued)

The following table summarizes the information regarding the re-priced Unit Options:

Option Grant Date	Units	Original Exercise Price	Exercise Price After Re-Pricing
June 2, 2014	150,000	$1.73	$0.90
March 12, 2014	365,000	$1.56	$0.73
February 16, 2014	1,020,000	$1.56	$0.73
August 8, 2013	1,305,000	$1.22	$0.39
May 17, 2013	368,000	$1.17	$0.34
October 15, 2012	7,750,000	$1.00	$0.32

Deferred Bonus Plan

On June 25, 2014, in conjunction with the unit option re-pricing, the Company created an employer-funded, non-qualified deferred bonus plan for the same employees who were awarded with Unit Options in October 2012. The deferred bonus equals $0.15 per unit of the 6,895,000 outstanding Unit Options awarded in October 2012. The deferred bonus will become vested, subject to the participant’s continued employment, on the same vesting dates and in the same proportion as the Options. The deferred bonus will be paid, in cash, within 30 days after the first to occur: (1) a change in control as defined or (2) June 25, 2021. Compensation expense related to the deferred bonus is recognized over time through October 2017, the date the deferred bonus becomes 100% vested. As of December 31, 2014, the deferred bonus plan liability was $155,138. As of December 31, 2014, none of the deferred bonus was vested.

As mentioned in Note 1, due to a change in control as defined, the deferred bonus plan became fully vested and payable within 30 days of the change in control.

MSCP V CC Parent, LLC and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2014 and 2013

Note 6 - Commitments and Contingencies

Operating Leases

The Company is obligated for its operating facilities under the terms of non-cancelable operating leases which expire on various dates through 2020. The majority of the Company’s leases provide for fixed rent escalation clauses tied to the Consumer Price Index. For the years ended December 31, 2014 and 2013, rent expense for these operating leases was $2,618,004 and $2,431,192, respectively.

The Company's future minimum lease payments required under the non-cancelable operating leases (exclusive of real estate taxes, maintenance and other related charges) are as follows for the years ending December 31:

2015	$2,766,981
2016	2,631,232
2017	2,437,896
2018	1,772,519
2019	900,611
Thereafter	249,785
Total	$10,759,024

Legal Matters

From time to time, the Company is named in various legal proceedings arising in the ordinary course of business. In management’s opinion, all such matters are adequately provided for, covered by insurance or, if not so covered or provided for, are without merit.

Employment Agreements

The Company has entered into employment agreements with certain executives that provide for severance in the form of salary continuation payments for a 12 to 24 month period immediately following the effective date of termination under certain circumstances. The agreements also contain certain post-employment restrictive covenants. At December 31, 2014 and 2013, the Company has not recorded any liability related to the employment agreements as no events have occurred that would require payment under the agreements.

Other

Included in other expense in the accompanying consolidated statements of income is $332,038 of fees and penalties resulting from an examination conducted by the City of Los Angeles Office of Finance related to the city business tax.

Note 7 - Related Party Transactions

As of December 31, 2013, due from related parties of $83,979 represented amounts advanced by the Company on behalf of the prior owners of Creative Circle.

MSCP V CC Parent, LLC and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2014 and 2013

Note 8 - Employee Benefit Plans

401(k) Plan
The Company has a 401(k) plan available to all employees who have reached 21 years of age and have completed 1 year of continuous service, as defined by the 401(k) plan agreement. In general, employees can make voluntary contributions up to federally designated limits. The Company may elect each plan year, by resolution of its Board of Directors, to make a discretionary matching contribution to the 401(k) plan. For the years ended December 31, 2014 and 2013, the Company's contributions to the 401(k) plan were $282,271 and $236,204, respectively.

Deferred Compensation Plan
On August 1, 2011, the Company formed a non-qualified deferred compensation plan (“Compensation Plan”) that allows its officers and certain other employees to defer 90% of their annual salary and 100% of their bonuses and certain other compensation. Compensation deferred under the Compensation Plan is credited to each participant’s deferral account. These amounts are classified as current liabilities if payable within 1 year after the balance sheet date or as non-current liabilities if payable longer than 1 year after the balance sheet date, upon retirement or termination of employment. The deferred compensation liability was $2,106,461 and $1,209,565 as of December 31, 2014 and 2013, respectively. The Company has established a Company-owned life insurance policy to fund the obligations. The obligations are unsecured general obligations of the Company and the participants have no right, interest or claim in the assets of the Company, except as unsecured general creditors. The cash surrender value of the policy at December 31, 2014 and 2013 was $2,052,908 and $1,192,844, respectively.